EXHIBIT 99.1


                            WASHINGTON FEDERAL, INC.
                          2001 LONG-TERM INCENTIVE PLAN

                                   ARTICLE I

                            ESTABLISHMENT OF THE PLAN

        Washington Federal, Inc. (the "Corporation") hereby establishes this 2001 Long-Term Incentive Plan (the "Plan") upon the terms and conditions hereinafter stated.

                                   ARTICLE II

                               PURPOSE OF THE PLAN

        The purpose of the Plan is to improve the growth and profitability of the Corporation and its Subsidiary Companies by attracting and retaining qualified personnel in key positions, providing such key Employees with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiary Companies and rewarding those key Employees for outstanding performance and the attainment of targeted goals. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

                                  ARTICLE III

                                  DEFINITIONS

        3.01 "Award" means an Option, Stock Appreciation Right or Restricted Shares granted pursuant to the terms of this Plan.

        3.02 "Award Agreement" means the agreement executed by a Participant in connection with the granting of an Award.

        3.03 "Board" means the Board of Directors of the Corporation.

        3.04 "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

        3.05 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof, none of whom shall be an Officer or Employee of the Corporation or any Subsidiary Company, and each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code.



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        3.06 "Common Stock" means shares of the common stock, $1.00 par value per share, of the Corporation.

        3.07 "Disability" means any physical or mental impairment which qualifies an Employee for disability benefits under the applicable long-term disability plan maintained by the Corporation or a Subsidiary Company, or, if no such plan applies, which would qualify such Employee for disability benefits under the long-term disability plan maintained by the Corporation if such Employee were covered by that plan.

        3.08 "Effective Date" means September 24, 2001, the date on which this Plan was adopted by the Board.

        3.09 "Employee" means any person who is employed by the Corporation or a Subsidiary Company, including Officers, but not including directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary Company.

        3.10 "Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

        3.11 "Fair Market Value" shall be equal to the fair market value per share of the Corporation's Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price on the date in question of a share of Common Stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the closing sale price with respect to a share of such stock on the date in question on the National Corporation of Securities Dealers Automated Quotation System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board in good faith.

        3.12 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be (and specifically designates as) an incentive stock option within the meaning of Section 422 of the Code.

        3.13 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

        3.14 "Officer" means an Employee whose position in the Corporation or Subsidiary Company is that of a corporate officer, as determined by the Board.

        3.15 "Option" means a right granted under this Plan to purchase Common Stock.

        3.16 "Participant" means any individual who is selected from time-to-time to receive an Award under the Plan.

        3.17 "Restricted Shares" means the restricted shares of Common Stock granted pursuant to the provisions of Section 8.11 of the Plan and the relevant Restricted Share Award Agreement.



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        3.18 "Retirement" means a termination of employment which constitutes a
"retirement" under any applicable qualified pension benefit plan maintained by the Corporation or a Subsidiary Company, or, if no such plan is applicable, which would constitute "retirement" under the Corporation's Employee Retirement Plan, if such individual were a participant in that Plan.

        3.19 "Stock Appreciation Right" means a right to surrender an Option in consideration for a payment by the Corporation in cash and/or Common Stock, as provided in the discretion of the Committee in accordance with Section 8.10.

        3.20 "Subsidiary Companies" means those subsidiaries of the Corporation which meet the definition of "subsidiary corporations" set forth in Section 424(f) of the Code, at the time of granting of the Award in question.

                                   ARTICLE IV

                           ADMINISTRATION OF THE PLAN

        4.01 DUTIES OF THE COMMITTEE. THE Plan shall be administered and interpreted by the Committee as appointed from time to time by the Board pursuant to Section 4.02 of the Plan. The Committee shall have all of the powers allocated to it in this and other Sections of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted under it shall be final and binding. The Committee shall act by vote or written consent of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per Plan Year. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Employees.

        4.02 ROLE OF THE BOARD. THE members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, none of whom shall be an Officer or Employee of the Corporation or any Subsidiary Company, and each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of the Section 162(m) of the Code.

        4.03 REVOCATION FOR MISCONDUCT. The Board may by resolution immediately revoke, rescind and terminate any Option or Restricted Share Award, or portion thereof, to the extent not yet vested, or any Stock Appreciation Right, to the extent not yet exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of



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fiduciary duty involving personal profit, intentional failure to perform stated
duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

        4.04 LIMITATION ON LIABILITY. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        4.05 COMPLIANCE WITH LAW AND REGULATIONS. The Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option or Stock Appreciation Right may be exercised and no Restricted Shares of Common Stock may be issued if such exercise or the issuance of such shares of Common Stock would be contrary to applicable laws and regulations.

        4.06 RESTRICTION ON TRANSFER. THE Corporation may place a legend upon any certificate representing shares purchased or received pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

                                   ARTICLE V

                                  ELIGIBILITY

        Awards may be granted to key Employees of the Corporation and its Subsidiary Companies. The designation of an Employee as a key Employee shall be left to the discretion of the Committee. Awards may not be granted to individuals who are not Employees of either the Corporation or its Subsidiary Companies.


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                                   ARTICLE VI

                        COMMON STOCK COVERED BY THE PLAN

        6.01 OPTION SHARES. The aggregate number of shares of Common Stock for which Awards may be granted under the Plan, subject to adjustment as provided in
Article IX shall be 2,800,000. None of such shares shall be the subject of more than one Award at any time. If any Awards expire unexercised or are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards.

        6.02 SOURCE OF SHARES. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation from shareholders in public or private transactions for use under the Plan.

                                  ARTICLE VII

                 DETERMINATION OF AWARDS, NUMBER OF SHARES, ETC.

        The Committee shall, in its discretion, determine from time to time which key Employees will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Option, the exercise price of such Option and the terms of any Award of Restricted Shares. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee, his present and potential contributions to the growth and success of the Corporation, his salary and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

                                  ARTICLE VIII

                    OPTION AND STOCK APPRECIATION RIGHT TERMS

        Each Option granted under the Plan shall be on the following terms and conditions:

        8.01 STOCK OPTION AGREEMENT. The proper Officers of the Corporation and each Participant shall execute a Stock Option Award Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Participant shall receive a copy of his executed Stock Option Award Agreement.

        8.02 OPTION EXERCISE PRICE.

              (a) INCENTIVE STOCK OPTIONS. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less



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than one hundred percent (100%) of the Fair Market Value of a share of Common
Stock at the time such Incentive Stock Option is granted, except as provided in
Section 8.09(b) below.

              (b) NON-QUALIFIED OPTIONS. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

        8.03 VESTING AND EXERCISE OF OPTIONS.

              (a) GENERAL RULES. Incentive Stock Options and Non-Qualified Options shall become vested and exercisable at the rate and to the extent specified by the Committee, provided, however, that in the case of any Option exercisable within the first six months following the date the Option is granted, the shares of Common Stock received upon exercise of such Option may not be sold or disposed of by the Participant for the first six months following the date of grant. Notwithstanding the foregoing, no vesting shall occur on or after a Participant's employment with the Corporation and all Subsidiary Companies is terminated for any reason other than his death, Disability or Retirement. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded down to the nearest whole number.

              (b) ACCELERATED VESTING UPON DEATH OR DISABILITY. Unless the Committee shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date a Participant terminates his employment with the Corporation or a Subsidiary Company because of his death or Disability.

              (c) ACCELERATED VESTING FOR CHANGES IN CONTROL. Notwithstanding the general rule described in Section 8.03(a), all outstanding Options shall become immediately vested and exercisable in the event there is an actual or threatened change in control of the Corporation.

                            (1) CHANGE IN CONTROL. A "change in control of the
              Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation in fact is required to comply with Regulation 14A thereunder: provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
              Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, or (ii) during any period of twenty-four consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.



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                            (2) THREATENED CHANGE IN CONTROL. A "threatened
              change in control of the Corporation" shall mean any set of circumstances which in the opinion of the Board, as expressed through a resolution, poses a real, substantial and immediate possibility of leading to a change in control of the Corporation as defined in clause (1) above.

        8.04 DURATION OF OPTIONS.

              (a) GENERAL RULE. Except as provided in Sections 8.04(b) and 8.09, each Option or portion thereof shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant, or (ii) three (3) months after the date on which the Participant ceases to be employed by the Corporation and all Subsidiary Companies, unless the Committee in its discretion decides to extend such period of exercise upon termination of employment from three (3) months to a period not exceeding five
(5) years. In no event, however, shall any Option be exercisable more than ten
(10) years from the date it was granted.

              (b) EXCEPTIONS FOR TERMINATIONS DUE TO DEATH, DISABILITY OR RETIREMENT. If a Participant dies while in the employ of the Corporation or a Subsidiary Company or terminates employment with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Participant or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following the earlier of his death, Disability or Retirement, to exercise such Options to the extent vested on the date of such death, Disability or Retirement. In no event, however, shall any Option be exercisable more than ten
(10) years from the date it was granted.

        8.05 NONASSIGNABILITY. Options shall not be transferable by a Participant except by will or the laws of descent or distribution, and during a Participant's lifetime shall be exercisable only by such Participant.

        8.06 MANNER OF EXERCISE. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

        8.07 PAYMENT FOR SHARES. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Participant in cash or, at the discretion of the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) already owned by the Participant for at least six (6) months or other property equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, by any combination of the foregoing, or by any other form of payment acceptable to the Committee.

        8.08 VOTING AND DIVIDEND RIGHTS. No Participant shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an



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Option prior to the time that his name is recorded on the Corporation's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

        8.09 ADDITIONAL TERMS APPLICABLE TO INCENTIVE STOCK OPTIONS. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01-8.08 above, to those contained in this
Section 8.09.

              (a) Notwithstanding any contrary provisions contained elsewhere in this Plan, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year, under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.

              (b) LIMITATION OF TEN PERCENT STOCKHOLDERS. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section
8.03 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

              (c) NOTICE OF DISPOSITION; WITHHOLDING; ESCROW. A Participant shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two
(2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Participant such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Participant any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by a Participant upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).

        8.10 STOCK APPRECIATION RIGHTS.

              (a) GENERAL TERMS AND CONDITIONS. The Committee may, but shall not be obligated to, authorize the Corporation, on such terms and conditions as it deems appropriate in each case, to grant rights to Participants to surrender an exercisable Option, or any portion thereof, in consideration for the payment by the Corporation of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to the Option, or portion thereof,

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surrendered over the exercise price of the Option with respect to such shares
(any such authorized surrender and payment being hereinafter referred to as a "Stock Appreciation Right"). Such payment, at the discretion of the Committee, may be made in shares of Common Stock valued at the then Fair Market Value thereof, or in cash, or partly in cash and partly in shares of Common Stock.

        The terms and conditions set with respect to a Stock Appreciation Right may include (without limitation), subject to the other provisions of this
Section 8.10 and the Plan: the period during which, date by which or event upon which the Stock Appreciation Right may be exercised; the method for valuing shares of Common Stock for purposes of this Section 8.10; a ceiling on the amount of consideration which the Corporation may pay in connection with exercise and cancellation of the Stock Appreciation Right; and arrangements for income tax withholding. The Committee shall have the complete discretion to determine whether, when and to whom Stock Appreciation Rights may be granted.

              (b) TIME LIMITATIONS. Any election by a Participant to exercise a Stock Appreciation Right provided pursuant to this Section 8.10 shall be made only during the period beginning on the third business day following the release for publication of quarterly or annual financial information required to be prepared and disseminated by the Corporation pursuant to the requirements of the Exchange Act and ending on the twelfth business day following such date. The aforesaid release date shall be deemed to have occurred when the specified financial data appears on or in a wire service, financial news service or newspaper of general circulation or is otherwise first made publicly available.

        If a holder of a Stock Appreciation Right terminates service with the Corporation as an Officer or Employee, the Stock Appreciation Right may be exercised only within the period, if any, within which the Option to which it relates may be exercised.

              (c) EFFECTS OF EXERCISE OF STOCK APPRECIATION RIGHTS OR OPTIONS. Upon the exercise of a Stock Appreciation Right, the number of shares of Common Stock available under the Option to which it relates shall decrease by a number equal to the number of shares for which the Stock Appreciation Right was exercised. Upon the exercise of an Option, any related Stock Appreciation Right shall terminate as to any number of shares of Common Stock subject to the Stock Appreciation Right that exceeds the total number of shares for which the Option remains unexercised.

              (d) TIME OF GRANT. A Stock Appreciation Right may be granted concurrently with the Option to which it relates or at any time thereafter prior to the exercise or expiration of such Option.

              (e) NON-TRANSFERABLE. The holder of a Stock Appreciation Right may not transfer or assign the Stock Appreciation Right otherwise than by will or in accordance with the laws of descent and distribution, and during a holder's lifetime a Stock Appreciation Right may be exercisable only by the holder.

              (f) TANDEM INCENTIVE STOCK OPTION - STOCK APPRECIATION RIGHT. Whenever an Incentive Stock Option and a Stock Appreciation Right authorized hereunder are granted



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together and the exercise of one affects the right to exercise the other, the following requirements apply:

                            (1) The Stock Appreciation Right shall expire no
              later than the expiration of the underlying Incentive Stock
              Option;

                            (2) The payment available under the Stock
              Appreciation Right may not exceed the difference between the exercise price of the underlying Option and the Fair Market Value of the Common Stock subject to the underlying Option at the time the Stock Appreciation Right is exercised;

                            (3) The Stock Appreciation Right is transferable
              only when the underlying Incentive Stock Option is transferable, and under the same conditions;

                            (4) The Stock Appreciation Right may be exercised
              only when the underlying Incentive Stock Option is eligible to be exercised; and

                            (5) The Stock Appreciation Right may be exercised
              only when the Fair Marker Value of the Common Stock subject to the Option exceeds the exercise price of the Common Stock subject to the Option.

        8.11    RESTRICTED SHARES.

              (a) TERMS AND CONDITIONS. Grants of Restricted Shares shall be subject to the terms and conditions set forth in this Section 8.11 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Restricted Share Award Agreement. Restricted Shares may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Washington Federal, Inc. 2001 Long-Term Incentive Plan and an Award Agreement entered into between the registered owner hereof and Washington Federal, Inc. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101. Washington Federal, Inc. will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Washington Federal, Inc. reserves the right to refuse


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               to record the transfer of this certificate until all such
               restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."

        Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Corporation until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

              (b) RESTRICTED SHARE GRANTS. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (1) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (2) the requirement that the Participant deposit such shares with the Corporation while such shares are subject to such restrictions, and (3) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals). Each Participant receiving an Award of Restricted Shares under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms, and conditions of the Award set forth therein and in the Plan.

              (c) RESTRICTION PERIOD. In accordance with Sections 8.11(a) and 8.11(b) and 8.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the "Restriction Period"). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 8.11(d) of the Plan.

              (d) PAYMENT OF RESTRICTED SHARE GRANTS. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 8.11(a) of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

              (e) SHAREHOLDER RIGHTS. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a shareholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.



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

              (f) ACCELERATED VESTING FOR CHANGES IN CONTROL. Unless otherwise provided in the applicable Award Agreement, all restrictions, terms and conditions applicable to all Restricted Shares then outstanding shall be deemed lapsed and satisfied as of the date of an actual or threatened change in control of the Corporation (as defined in Section 8.03(c)).

                                   ARTICLE IX

                   CHANGES IN CAPITALIZATION AND OTHER MATTERS

        9.01 NO CORPORATE ACTION RESTRICTION. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize (a) any adjustment, recapitalization, reorganization or other changes in the Corporation's or any Subsidiary Company's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Corporation or any Subsidiary Company, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Corporation's or any Subsidiary Company's capital stock or the rights thereof, (d) any dissolution or liquidation of the Corporation or any Subsidiary Company, (e) any sale or transfer of all or any part of the Corporation's or any Subsidiary Company's assets or business, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary Company. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Corporation or any Subsidiary Company, or any Employees, Officers, shareholders or agents of the Corporation or any Subsidiary Company, as a result of any such action.

        9.02 RECAPITALIZATION ADJUSTMENTS. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, Change in Control or exchange of Common Stock or other securities of the Corporation, or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Corporation (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of shares of Common Stock or other securities of the Corporation (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the exercise price with respect to any Stock Option, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

        9.03 MERGERS. If the Corporation enters into or is involved in any merger, reorganization, Change in Control or other business combination with any person or entity (a "Merger Event"), the Board may, prior to such Merger Event and effective upon such Merger Event, take such action as it deems appropriate, including, but not limited to, replacing such Stock Options and/or Stock Appreciation Rights with substitute stock options and/or stock appreciation rights in respect of the shares, other securities or other property of the surviving



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

corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options or Stock Appreciation Rights granted hereunder as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in the Plan, if any Merger Event or Change in Control occurs, the Corporation shall have the right, but not the obligation, to cancel each Participant's Stock Options and/or Stock Appreciation Rights and to pay to each affected Participant in connection with the cancellation of such Participant's Stock Options and/or Stock Appreciation Rights, an amount equal to the excess of the Fair Market Value, as determined by the Board, of the Common Stock underlying any unexercised Stock Options or Stock Appreciation Rights (whether then exercisable or not) over the aggregate exercise price of such unexercised Stock Options and/or Stock Appreciation Rights. Upon receipt by an affected Participant of any such substitute stock options, stock appreciation rights (or payment) as a result of any such Merger Event, such Participant's affected Stock Options and/or Stock Appreciation Rights for which such substitute options and/or stock appreciation rights (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.

                                   ARTICLE X

                      AMENDMENT AND TERMINATION OF THE PLAN

        The Board may, by resolution, at any time terminate, amend or revise the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the Participant, alter or impair any Award previously granted under the Plan as specifically authorized herein. The Board may not (a) make any change that would disqualify the Plan or any other plan of the Corporation or any Subsidiary Company intended to be so qualified, from the benefits provided under Sections 422 and 162(m) of the Code, or any successor provisions thereto, or (b) increase the number of shares of Common Stock available for Award, pursuant to Section 6.01 without shareholder approval.

                                   ARTICLE XI

                                EMPLOYMENT RIGHTS

        Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee of the Corporation or a Subsidiary Company to continue in the employ of the Corporation or a Subsidiary Company.

                                  ARTICLE XII

                                  WITHHOLDING

        The Corporation shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. In addition, the Corporation shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

                                  ARTICLE XIII

                        EFFECTIVE DATE OF THE PLAN; TERM

        13.01 EFFECTIVE DATE OF THE PLAN. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder on or after the Effective Date and prior to the termination of the Plan, However, no Option or Stock Appreciation Right may be exercised and no Restricted Shares may vest unless this Plan is approved by a vote of the holders of a majority of the outstanding voting shares of the Corporation at a meeting of stockholders of the Corporation held within twelve (12) months following adoption of this Plan by the Board.

        13.02 TERM OF PLAN. Unless sooner terminated, the Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                                  ARTICLE XIV

                                  MISCELLANEOUS

        14.01 GOVERNING LAW. To the extent not governed by federal law, this Plan shall be construed under the laws of the State of Washington.

        14.02 PRONOUNS. Whenever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

        14.03 CODE SECTION 162(M) COMPLIANCE. Restricted Shares, and other Awards subject to performance criteria that are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code shall be paid solely on account of the attainment of one or more pre-established, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. Until otherwise determined by the Committee, the performance goals shall be the attainment of pre-established levels of any of net income, market price per share, earnings per share, return on equity, return on capital employed and/or cash flow. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. For purposes of the Plan, "Covered Employee" has the same meaning as set forth in
Section 162(m) of the Code.


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